Report of Independent Registered Public Accounting Firm


To the Shareholders and
Board of Trustees of
Federated Income Securities Trust

In planning and performing our audit of the financial statements of Federated Income Securities
Trust, as of and for the year ended November 30, 2006, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Federated Income Securities Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of Federated Income
Securities Trust is responsible for
establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related
costs of controls. A company's
internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of
financial statements for external
purposes in accordance with U.S.
generally accepted accounting
principles. Such internal control
includes policies and procedures
that provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition
of a company's assets that could have
a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements. Also, projections
of any evaluation of effectiveness
to future periods are
subject to the risk that controls may
become inadequate because of changes
in conditions, or that
the degree of compliance with the
policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management
or employees, in the normal course of
performing their assigned functions,
to prevent or detect
misstatements on a timely basis.
A significant deficiency is a control
deficiency, or combination
of control deficiencies, that adversely
affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S.
generally accepted
accounting principles such that there
is more than a remote likelihood that a
misstatement of the
company's annual or interim financial
statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Federated Income Securities
Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in Federated
Income Securities Trust's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of November 30, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of Federated Income Securities Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Boston, Massachusetts
January 19, 2007